                                                                    Exhibit 3.18

                        CERTIFICATION OF INCORPORATION

                                      OF

                           RIVERCHASE WILSONS, INC.


STATE OF ALABAMA  )

MONTGOMERY COUNTY )

     I, the undersigned Walker Hobbie, Jr., Judge of Probate of Montgomery County, Alabama, hereby certify that the Certificate of Incorporation of

                           RIVERCHASE WILSONS, INC.

has this day been filed for record in the Probate Court of Montgomery County, Alabama; and that the Certificate of Incorporation has been recorded in compliance of Title 10-2A-92 of the Code of Alabama, and that the incorporators of said corporation, their successors and assigns, constitute a body corporate under the name set forth in said Certificate, namely:

                           RIVERCHASE WILSONS, INC.

     IN WITNESS WHEREOF, I, the said Walker Hobbie, Jr., as Judge of Probate of Montgomery County, Alabama, hereunto set my name and affix my seal of said Probate on this the 31st day of December, 1991.

                                        /s/  Walker Hobbie, Jr.
                                        ---------------------------------------
                                        WALKER HOBBIE, JR.
                                        JUDGE OF PROBATE
                                        MONTGOMERY COUNTY, ALABAMA.

                           ARTICLES OF INCORPORATION

                                      OF

                           RIVERCHASE WILSONS, INC.


     The undersigned, being a natural person, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a business corporation pursuant to the provisions of the Alabama Business Corporation Act.

     FIRST:  The name of the corporation (hereinafter called the "corporation")
     -----
is RIVERCHASE WILSONS, INC.

     SECOND:  The duration of the corporation shall be perpetual.
     ------

     THIRD:  The purposes for which the corporation is organized, which shall
     -----
include the authority of the corporation to transact all lawful business for which corporations may be incorporated pursuant to the provisions of the Alabama Business Corporation Act, are as follows:

          To buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.

          To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Alabama Business Corporation Act.

     FOURTH:  The aggregate number of shares which the corporation shall have
     ------
authority to issue is one hundred, all of which are without par value and are of the same class and are to be Common shares.

     FIFTH:  1.  Whenever the corporation shall be engaged in the business of
     -----
exploiting natural resources, dividends may be declared and paid in cash out of the depletion reserves at the discretion of the Board of Directors and in conformity with the provisions of the Alabama Business Corporation Act.

     2. The Board of Directors of the corporation may, from time to time, and in conformity with the provisions of the Alabama Business Corporation Act, distribute to its shareholders out of capital surplus of the corporation a portion of its assets in cash or property.

     3. The corporation shall, to the fullest extent permitted by the provisions of the Alabama Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     4. The corporation shall have the right to purchase its own shares to the extent of unreserved and unrestricted capital surplus available therefor.

     SIXTH:  The location and mailing address of the initial registered office
     -----
of the corporation in the State of Alabama is 30 South Perry Street, City of Montgomery, County of Montgomery; and the name of the initial registered agent of the corporation at such address is United States Corporation Company.

     SEVENTH:  The number of directors constituting the initial Board of
     -------
Directors of the corporation is five.

     The name and the address of each of the persons who are to serve as directors of the corporation until the first annual meeting of shareholders or until their successors be elected and qualify, are as follows:

     NAME                                    ADDRESS
     ----                                    -------

     Joel N. Waller                 400 Highway 169S., Suite 600
                                    Minneapolis, MN  55426

     Michael A. Friedheim           One Theall Road
                                    Rye, New York  10580

     Denise Tolles                  One Theall Road
                                    Rye, New York  10580

     Arthur V. Richards             One Theall Road
                                    Rye, New York  10580

     Shahid Quraeshi                One Theall Road
                                    Rye, New York  10580

     EIGHTH:  The name and address of the incorporator are as follows:
     ------

     NAME                                ADDRESS
     ----                                -------

     Athena Togias                  15 Columbus Circle
                                    New York, N.Y.  10023-7773

Signed on December 23, 1991.


                                    /s/ Athena Togias
                                    --------------------------------------------
                                    Athena Togias


The foregoing Articles of Incorporation of RIVERCHASE WILSONS, INC. was prepared by

Name of Individual:     Arthur V. Richards, Esq.
------------------

Address of Individual:  One Theall Road
---------------------
                        Rye, New York  10580

                              ARTICLES OF MERGER
                                      OF
                         MADISON SQUARE WILSONS, INC.
                                 WITH AND INTO
                           RIVERCHASE WILSONS, INC.


To the Secretary of State
State of Alabama

     Pursuant to the provisions of the Alabama Business Corporation Act, the domestic business corporations herein named do hereby submit the following Articles of Merger.

     1. Annexed hereto as Exhibit A and made a part hereof is the Plan of Merger (the "Plan") for merging MADISON SQUARE WILSONS, INC., an Alabama corporation (the "Terminating Corporation"), with and into RIVERCHASE WILSONS, INC., an Alabama corporation (the "Surviving Corporation"), as approved by resolution duly adopted by the Board of Directors of the Terminating Corporation and by resolution duly adopted by the Board of Directors of the Surviving Corporation.

     2. In respect of the Terminating Corporation, the designation and number of outstanding shares of, and the number of votes entitled to be cast by, each voting group entitled to vote on the Plan are (and at the time of shareholder approval of the Plan were) as follows:

          (a) Designation of voting group: The Terminating Corporation has only one class of capital stock, which is designated as Common Stock, no par value.

          (b) Number of outstanding shares of voting group: The Terminating Corporation has 100 shares of Common Stock outstanding.

          (c) Number of votes entitled to be cast by voting group: Each of the outstanding shares of Common Stock of the Terminating Corporation was entitled to cast one vote on the Plan.

     3. In respect of the Terminating Corporation, all of the outstanding shares of Common Stock unanimously voted for the Plan.

     4. The number of votes cast for the Plan was sufficient for the approval thereof by the holders of the Common Stock of the Terminating Corporation.

     5. In respect of the Surviving Corporation, the designation and number of outstanding shares of, and the number of votes entitled to be cast by, each voting group entitled to vote on the Plan are (and at the time of shareholder approval of the Plan were) as follows:

          (a) Designation of voting group: The Surviving Corporation has only one class of capital stock, which is designated as Common Stock, no par value.

          (b) Number of outstanding shares of voting group: The Surviving Corporation has 100 shares of Common Stock outstanding.

          (c) Number of votes entitled to be cast by voting group: Each of the outstanding shares of Common Stock of the Surviving Corporation was entitled to cast one vote on the Plan.

     6. In respect of the Surviving Corporation, all of the outstanding shares of Common Stock unanimously voted for the Plan.

     7. The number of votes cast for the Plan was sufficient for the approval thereof by the holders of the Common Stock of the Surviving Corporation.

     8. The county in the State of Alabama in which the Articles of Incorporation of each of the Terminating Corporation and the Surviving Corporation are filed is the County of Montgomery.

     9. The effective time and date of these Articles of Merger and the merger herein provided for shall be the close of business on August 3, 1996.

Executed on July 19, 1996

                                             MADISON SQUARE WILSONS, INC.


                                             By: /s/ David L. Rogers
                                                --------------------------------
                                             Name:      David L. Rogers
                                             Capacity:  President


                                             RIVERCHASE WILSONS, INC.


                                             By: /s/  David L. Rogers
                                                 -------------------------------
                                             Name:      David L. Rogers
                                             Capacity:  President

                                PLAN OF MERGER


     MADISON SQUARE WILSONS, INC., an Alabama corporation (the "Terminating Corporation"), and RIVERCHASE WILSONS, INC., an Alabama corporation ("Riverchase"), shall merge into a single corporation pursuant to the Alabama Business Corporation Act upon the following terms and conditions:

     (1) The merger of the Terminating Corporation into Riverchase (the "Merger") shall be effective at the close of business on August 3, 1996, and Riverchase shall be the surviving corporation following the Merger (the "Surviving Corporation").

     (2) Upon the effectiveness of the Merger, all of the outstanding shares of capital stock of the Terminating Corporation shall be canceled, no shares of the Surviving Corporation, cash or other consideration shall be issued in exchange therefor or upon cancellation thereof, and each share of capital stock of Riverchase shall remain outstanding as capital stock of the Surviving Corporation and shall not be converted or exchanged or in any way modified as a result of the Merger.

     (3) Upon the effectiveness of the Merger, the corporate existence of the Terminating Corporation shall cease, and the corporate existence of Riverchase, as the Surviving Corporation, shall continue under, and shall be governed by, the laws of the State of Alabama.

     (4) The Articles of Incorporation and By-Laws of Riverchase in effect immediately prior to the effectiveness of the Merger, by virtue of the Merger and without further action by the shareholders or directors of the Terminating Corporation or Riverchase, shall continue as, and shall be deemed to be, the Articles of Incorporation and By-Laws of the Surviving Corporation until amended in accordance with the laws of the State of Alabama, except that, upon the effectiveness of the Merger, Article First of said Articles of Incorporation shall be deemed to be amended to read in its entirety as follows:

     "FIRST:  The name of the corporation (hereinafter called the "corporation")
      -----
     is Wilsons Leather of Alabama Inc."

     (5) The directors of Riverchase immediately prior to the effectiveness of the Merger shall be the directors of the Surviving Corporation, subject to the applicable provisions of the By-Laws of the Surviving Corporation, until the expiration of the respective terms of such directors for which they were elected and until their respective successors are elected and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation. The officers of Riverchase immediately prior to the effectiveness of the Merger shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.